Exhibit 99.1

EVERETT CHARLES TECHNOLOGIES

INDEX TO COMBINED FINANCIAL STATEMENTS

Page(s)

Independent Auditor’s Report	1

Financial Statements:

Combined Statements of Comprehensive Earnings	2

Combined Balance Sheets	3

Combined Statements of Divisional Equity	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6 - 20

Independent Auditor’s Report

To the Board of Directors of Dover Corporation and Dover Corporation, the Shareholder of Everett Charles Technologies:

We have audited the accompanying combined financial statements of Everett Charles Technologies (wholly owned by Dover Corporation), which comprise the combined balance sheets as of December 31, 2012 and December 31, 2011, and the related statements of comprehensive earnings, of divisional equity, and of cash flows for the three years ended December 31, 2012.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Everett Charles Technologies (wholly owned by Dover Corporation), at December 31, 2012 and December 31, 2011, and the results of its operations and its cash flows for the three years ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

July 26, 2013

PricewaterhouseCoopers LLP, One North Wacker, Chicago, IL 60606 T: (312) 298 2000, F: (312) 298 2001, www.pwc.com/us

EVERETT CHARLES TECHNOLOGIES

COMBINED STATEMENTS OF COMPREHENSIVE EARNINGS

(In thousands)

	Years Ended December 31,
	2012	2011	2010
Revenue	$267,920	$302,808	$320,302
Cost of goods and services	186,780	204,700	203,344

Gross profit	81,140	98,108	116,958

Selling and administrative expenses	68,111	74,984	74,505
Impairment of goodwill	76,527	—	—

Operating (loss) earnings	(63,498)	23,124	42,453

Interest expense, net	2,200	2,608	4,385
Other expense, net	1,173	1,325	3,340

(Loss) earnings before income tax	(66,871)	19,191	34,728

Income tax expense	3,024	8,127	12,967

Net (loss) earnings	$(69,895)	$11,064	$21,761

Foreign currency translation adjustment	5,964	14,285	(11,534)

Comprehensive (loss) earnings	$(63,931)	$25,349	$10,227

See Notes to Combined Financial Statements.

EVERETT CHARLES TECHNOLOGIES

COMBINED BALANCE SHEETS

(In thousands)

	December 31, 2012	December 31, 2011
Current assets:
Cash	$2,995	$3,592
Accounts receivable, net of allowances of $943 and $842	41,330	43,718
Inventories, net	36,776	41,651
Prepaid and other current assets	1,883	2,169
Deferred tax asset	382	310

Total current assets	83,366	91,440

Property, plant and equipment, net	22,467	22,435
Goodwill	195,096	269,856
Intangible assets, net	19,311	21,794
Other assets and deferred charges	2,207	1,757

Total assets	$322,447	$407,282

Current liabilities:
Accounts payable	$12,436	$16,548
Accrued compensation and employee benefits	7,166	6,674
Other accrued expenses	5,213	6,520
Income taxes payable	1,209	2,278

Total current liabilities	26,024	32,020

Notes payable to affiliates	82,137	82,110
Deferred income taxes	57,441	57,352
Other long-term liabilities	975	2,518
Divisional Equity:
Total owner’s equity	155,870	233,282

Total liabilities and divisional equity	$322,447	$407,282

See Notes to Combined Financial Statements.

EVERETT CHARLES TECHNOLOGIES

COMBINED STATEMENTS OF DIVISIONAL EQUITY

(In thousands)

Total Owners
Equity
Balance at December 31, 2009	$172,008
Net earnings	21,761
Capital contribution from Dover, net	32,007
Stock-based compensation expense	263
Foreign currency translation adjustment	(11,534)

Balance at December 31, 2010	$214,505

Net earnings	11,064
Return of capital to Dover, net	(6,984)
Stock-based compensation expense	412
Foreign currency translation adjustment	14,285

Balance at December 31, 2011	$233,282

Net loss	(69,895)
Return of capital to Dover, net	(13,852)
Stock-based compensation expense	371
Foreign currency translation adjustment	5,964

Balance at December 31, 2012	$155,870

See Notes to Combined Financial Statements.

EVERETT CHARLES TECHNOLOGIES

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2012	2011	2010
Operating Activities
Net (loss) earnings	$(69,895)	$11,064	$21,761
Adjustments to reconcile net (loss) earnings to cash provided by operating activities:
Depreciation and amortization	8,715	9,943	10,302
Impairment of goodwill	76,527	—	—
Stock-based compensation	371	412	263
Provision for losses on accounts receivable, net of recoveries	88	(113)	(1,099)
Deferred income taxes	(127)	(2,958)	2,442
Cash effect of changes in current assets and liabilities:
Accounts receivable	3,280	22,585	(28,149)
Inventories	5,576	(2,734)	(13,657)
Prepaid expenses and other assets	315	(495)	(260)
Accounts payable	(4,581)	(1,685)	7,034
Accrued expenses	(1,013)	(4,893)	6,008
Accrued taxes	(1,098)	3,274	8,472
Other non-current, net	(33)	15,676	(5,505)

Net cash provided by operating activities	18,125	50,076	7,612

Investing Activities
Proceeds from the sale of property, plant and equipment	143	298	453
Additions to property, plant and equipment	(5,347)	(5,365)	(3,512)

Net cash used in investing activities	(5,204)	(5,067)	(3,059)

Financing Activities
Change in notes payable	236	(39,845)	(32,931)
Capital contribution from (return of capital to) Dover, net	(13,852)	(6,984)	32,007

Net cash used in financing activities	(13,616)	(46,829)	(924)

Effect of exchange rate changes on cash	98	—	101

Net change in cash	(597)	(1,820)	3,730

Cash at beginning of year	3,592	5,412	1,682

Cash at end of year	$2,995	$3,592	$5,412

See Notes to Combined Financial Statements.

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

1.	Description of Business and Basis of Presentation

Everett Charles Technologies (“ECT” or the “Company”) (wholly owned by Dover Corporation, “Dover” or “Parent”) is a leading manufacturer of probes, assembled board, and bare board test equipment (Electrical Test Group (“ET”)) and supplies test handlers, contactors, and semiconductor test boards (Semiconductor Test Group (“ST”). ECT continues to expand the limits of test technology with innovative probe designs that deliver higher quality, longer life, and better performance.

All significant intercompany accounts and transactions between the entities comprising these combined financial statements have been eliminated. For purposes of the presentation herein, all activity and balances with Dover have been classified as Divisional Equity in the Combined Balance Sheets. The combined financial statements are also adjusted for allocations of certain corporate overhead expenses, as discussed in Note 10. Management believes the assumptions underlying the financial statements are reasonable. ECT’s results of operations, financial condition, and cash flows have been, and will continue to be, impacted by the financing arrangements, income tax sharing agreements, and cost allocations entered into between ECT, Dover, and its affiliates. Accordingly, the financial statements included herein do not necessarily reflect ECT’s results of operations, financial position, and cash flows in the future or what its results of operations, financial position, and cash flows would have been had ECT been operated as a stand-alone entity during the periods presented.

2.	Summary of Significant Accounting Policies

Recently Adopted Accounting Pronouncements – In June 2011, the FASB issued ASU 2011-05 which provides new guidance on the presentation of comprehensive income. ASU 2011-05 eliminates the option to report other comprehensive income and its components in the statement of changes in stockholders’ equity and instead requires an entity to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement or in two separate but consecutive statements. This guidance is effective for fiscal years beginning after December 15, 2011, with early adoption permitted. The adoption of this ASU only requires a change in the format of the current presentation. The Company adopted this guidance for its 2011 year-end reporting, presenting other comprehensive earnings in a combined statement of comprehensive earnings.

In September 2011, the FASB issued ASU 2011-08 which provides an entity the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step test for goodwill impairment. If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is required. Otherwise, no further testing is required. This standard became effective for the Company on January 1, 2012. Its adoption did not impact the Company’s consolidated financial statements.

In July 2012, the FASB issued ASU 2012-02, which allows an entity to first assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test of an indefinite-lived intangible asset. Per the terms of this ASU, an entity would not be required to calculate the fair value of an indefinite-lived intangible asset unless the entity determines, based on qualitative assessment, that it is not more likely than not, the indefinite-lived intangible asset is impaired. The revised standard is effective for ECT for its annual impairment tests performed for fiscal years beginning after September 15, 2012. The Company does not expect adoption of this ASU to significantly impact its consolidated financial statements.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the combined financial statements in the period that they are determined.

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

Concentrations of Risk – ECT has one customer which comprised approximately 16%, 12%, and 9% of its 2012, 2011, and 2010 revenue, respectively.

Cash – Cash and cash equivalents are held locally and include cash on hand, demand deposits, and short-term investments which are highly liquid in nature and have original maturities at the time of purchase of three months or less.

Allowance for Doubtful Accounts – ECT maintains allowances for doubtful accounts for estimated losses as a result of customers’ inability to make required payments. Management evaluates the aging of the accounts receivable balances, the financial condition of its customers, historical trends and the time outstanding of specific balances to estimate the amount of accounts receivable that may not be collected in the future and records the appropriate provision

Inventories – In these combined financial statements, ECT’s inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) basis, or market.

Investments – Included in Other assets and deferred charges is an investment of $610 in Contact Products Japan (CPJ), in which the Company holds a 50% direct stake and a 5% indirect stake. The value of the investment represents less than 1% of the Company’s total assets and liabilities in each year for which a balance sheet is presented. Income earned by CPJ, represents less than less than 0.5% of net earnings. Inclusion of the 55% stake in the results of operations would have increased net earnings by $69, $22, and $24, in each of the three years ended December 31, 2012, 2011, and 2010, respectively. These financial statements have been deemed to be insignificant to the results, operations, and net assets of the Company, and have therefore not been included.

Property, Plant and Equipment – Property, plant and equipment includes the historic cost of land, buildings, equipment, and significant improvements to existing plant and equipment. Expenditures for maintenance, repairs, and minor renewals are expensed as incurred. When property or equipment is sold or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts and the gain or loss realized on disposition is reflected in earnings. Depreciation expense is recognized using the straight-line method based on the following estimated useful lives: buildings and improvements 5 to 31.5 years; and machinery, equipment, and other 3 to 7 years. Depreciation expense totaled $5,738, $5,416, and $5,146 for the years ended December 31, 2012, 2011, and 2010, respectively.

Goodwill and Indefinite-Lived Intangible Assets – Goodwill represents the excess of acquisition costs over the fair value of the net assets of businesses acquired. Goodwill is not amortized, but instead is reviewed for impairment at least annually or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. ECT conducts its annual impairment evaluation in the fourth quarter of each year.

Recoverability of goodwill is measured at the reporting unit level and determined using a two-step process. Step one of the test compares the fair value of each reporting unit using a discounted cash flow method to its book value. This method uses ECT’s own market assumptions including projections of future cash flows, determinations of appropriate discount rates, and other assumptions which are considered reasonable and inherent in the discounted cash flow analysis. The projections are based on historical performance and future estimated results. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. If, in step one, the book value of the reporting unit exceeds the fair value, the second step quantifies any impairment write-down by comparing the current implied value of goodwill to the recorded goodwill balance.

For 2010, there was only one reporting unit at ECT. Therefore, the 2010 impairment testing was performed at the combined ECT level. Subsequent to Dover’s reorganization of its segments in 2011, ECT was split into two operating components identified as the Semiconductor and Electrical Test Groups. ECT has identified two reporting units for its 2011 and 2012 impairment testing.

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

As a result of the testing performed, ECT recognized an impairment loss of $76,527 in 2012. No impairment was recognized in 2011 or 2010. See Note 5 for additional details on goodwill balances.

Similar to goodwill, in testing its other indefinite-lived intangible assets for impairment, the Company uses a discounted cash flow method to calculate and compare the fair value of the intangible asset to its book value. This method uses the Company’s own market assumptions, which are considered reasonable and inherent in the discounted cash flow analysis. Any excess of carrying value over the estimated fair value is recognized as an impairment loss. No impairment of indefinite-lived intangibles was indicated for the years ended December 31, 2012, 2011, or 2010.

Other Intangible Assets – Other intangible assets with determinable lives consist primarily of customer lists, unpatented technology, trademarks, and patents. These other intangibles are amortized over their estimated useful lives, ranging from 5 to 15 years.

Defined Benefit Plan – The Company participates in a defined benefit pension plan covering 22 active employees in Taiwan. Participation and service credit in the plan was frozen as of July 1, 2005. The plan provides for benefits upon vesting which occurs only upon reaching the Taiwanese retirement age as an employee of the Company. The Company’s expense relating to this defined benefit pension plan was $57, $11, and $7 in 2012, 2011, and 2010, respectively. The benefit obligation recognized in Other long-term liabilities on the Combined Balance Sheet at December 31, 2012 was $343, and net actuarial gain recognized in Accumulated other comprehensive earnings was $128.

Revenue Recognition – Revenue is recognized when all of the following circumstances are satisfied: a) persuasive evidence of an arrangement exists, b) price is fixed or determinable, c) collectability is reasonably assured, and d) delivery has occurred. In revenue transactions where installation is required, revenue can be recognized when the installation obligation is not essential to the functionality of the delivered products. Revenue transactions involving non-essential installation obligations are those which can generally be completed in a short period of time at insignificant cost and the skills required to complete these installations are not unique to the company and in many cases can be provided by third parties or the customers. If the installation obligation is essential to the functionality of the delivered product, revenue recognition is deferred until installation is complete. In addition, when it is determined that there are multiple deliverables to a sales arrangement, the company will allocate consideration received to the separate deliverables based on their relative fair values and recognize revenue based on the appropriate criteria for each deliverable identified. In a limited number of revenue transactions, other post-shipment obligations such as training and customer acceptance are required and, accordingly, revenue recognition is deferred until the customer is obligated to pay, or acceptance has been confirmed. Service revenue is recognized and earned when services are performed and is not significant to any period presented.

Shipping Costs – Amounts billed to customers for shipping costs are included within revenue. Expenses incurred related to the shipping and handling of products are included within the cost of goods and services.

Stock-Based Compensation – ECT’s employees participate in Dover’s stock-based compensation plan, which provides for awards of stock options and stock appreciation rights (“SARs”). ECT recognizes the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of these awards. The value of the portion of the award that is expected to ultimately vest is recognized as expense on a straight-line basis, generally over the explicit service period of three years and is included in selling and administrative expense in the Consolidated Statements of Operations. See Note 7 for additional information related to ECT’s stock-based compensation.

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

Income Taxes – The income tax expense in these financial statements has been determined on a separate return basis in accordance with Accounting Standards Codification (“ASC”) 740, Income Taxes, which requires the recognition of income taxes using the liability method. Under this method, ECT is assumed to have historically filed a separate return from Dover, reporting its taxable income or loss and paying applicable tax based on its separate taxable income and associated tax attributes in each tax jurisdiction. ECT operates in certain foreign jurisdictions, where local country tax rates are below the 35% U. S. statutory rate. ECT’s U.S. operating results have historically been included in Dover’s consolidated U.S. federal tax return. Differences between ECT’s separate company income tax provision and amounts attributable to income taxes pursuant to the provisions of Dover’s tax sharing arrangement have been recognized as capital contributions from, or return of capital to, Dover. The calculation of income taxes on the separate return basis requires considerable judgment and the use of both estimates and allocations. As a result, ECT’s effective tax rate and deferred tax balances will differ significantly from those in Dover’s historic periods. Additionally, the deferred tax balances as calculated on the separate return basis will differ from the deferred tax balances of ECT, if legally separated. For additional information on ECT’s income taxes and unrecognized tax benefits, see Note 8.

Research and Development Costs – Research and development costs, including qualifying engineering costs, are expensed when incurred and amounted to $15,384, $19,496, and $16,475 for the years ended December 31, 2012, 2011, and 2010, respectively. Research and development costs are recognized within selling and administrative expenses.

Risk, Retention, Insurance – During the periods presented herein, ECT participated in Dover’s insurance programs that are maintained at the corporate level. The costs of the insurance programs administered by Dover are charged to ECT on the basis of historical trends and actual claims filed that are specific to ECT. ECT accrues for claim exposures that are probable of occurrence and can be reasonably estimated. Dover’s programs include self-insurance of its product and commercial general liability claims, its workers’ compensation claims and automobile liability claims. Third-party insurance provides primary level coverage in excess of the self-insured amounts up to certain specified limits. In addition, Dover has excess liability insurance from third-party insurers on both an aggregate and an individual occurrence basis well in excess of the limits of the primary coverage. A worldwide program of property insurance covers Dover’s owned and leased property and any business interruptions that may occur due to an insured hazard affecting those properties, subject to reasonable deductibles and aggregate limits. Dover generally maintains deductibles for claims and liabilities related primarily to workers’ compensation, health and welfare claims, general commercial, product and automobile liability and property damage, and business interruption resulting from certain events. As part of Dover’s risk management program, insurance is maintained to transfer risk beyond the level of self-retention and provide protection on both an individual claim and annual aggregate basis.

3.	Inventories

The following table displays the components of inventory at December 31:

	December 31, 2012	December 31, 2011
Raw materials	$24,260	$23,940
Work in progress	14,634	18,435
Finished goods	5,474	6,600
Inventory reserves	(7,592)	(7,324)

Total	$36,776	$41,651

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

4.	Property, Plant & Equipment

The following table details the components of property, plant & equipment, net at December 31:

	December 31, 2012	December 31, 2011
Land	$2,378	$2,381
Buildings and improvements	16,626	16,025
Machinery and equipment	64,595	66,514

	83,599	84,920
Accumulated depreciation	(61,132)	(62,485)

Total	$22,467	$22,435

5.	Goodwill and Other Intangible Assets

The changes in the carrying value of goodwill for the years ended December 31, 2012 and 2011 are as follows:

	Electrical Test Group	Semiconductor Test Group	Total
Balance at January 1, 2011	$98,509	$174,147	$272,656
Foreign currency translation	(264)	(2,536)	(2,800)

Balance at December 31, 2011	98,245	171,611	269,856
Impairment loss	—	(76,527)	(76,527)
Foreign currency translation	176	1,591	1,767

Balance at December 31, 2012	$98,421	$96,675	$195,096

ECT recognized goodwill impairment totaling $76,527 in 2012. See Note 2 for a discussion of the methodology used to assess recoverability of goodwill.

The following table provides the gross carrying value and accumulated amortization for each major class of intangible asset:

	December 31, 2012		December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets:
Customer Intangibles	$24,382	$24,382	$24,109	$23,063
Unpatented Technologies	34,589	27,631	33,943	25,280
Trademarks	640	640	640	640
Patents	254	139	127	121
Other	1,664	1,616	1,651	1,519

Total	$61,529	$54,408	$60,470	$50,623

Unamortized intangible assets:
Trademarks	12,190		11,947

Total intangible assets, net	$19,311		$21,794

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

Total amortization expense for the years ended December 31, 2012, 2011, and 2010 was $2,977, $4,527, and $5,156, respectively. Amortization expense for the next five years, based on current intangible balances, is estimated to be as follows:

2013	$2,416
2014	2,369
2015	2,274
2016	18
2017	18

6.	Accrued Expenses and Other Liabilities

The following table details the major components of other accrued expenses at December 31:

	December 31, 2012	December 31, 2011
Warranty	$2,634	$3,634
Unearned/deferred revenue	338	408
Taxes other than income	332	356
Restructuring and exit	169	342
Other	1,740	1,780

	$5,213	$6,520

The following table details the major components of other liabilities at December 31:

	December 31, 2012	December 31, 2011
Deferred compensation	$975	$2,415
Other	—	103

	$975	$2,518

Warranty Activity

Warranty program claims are provided for at the time of sale. Amounts provided for are based on historical costs and adjusted for new claims. A roll-forward of the warranty reserve is as follows:

	2012	2011
Beginning Balance, January 1	$3,634	$3,357
Provision for warranties	1,202	3,568
Settlements made	(2,273)	(3,192)
Other adjustments	71	(99)

Ending Balance, December 31	$2,634	$3,634

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

Restructuring Activity

The following table details restructuring charges incurred by segment for the periods presented:

	Years Ended December 31,
	2012	2011	2010
Electrical Test Group	$669	$456	$112
Semiconductor Test Group	(39)	(746)	38

Total	$630	$(290)	$150

These amounts are classified in the Combined Statement of Operations as follows:

	Years Ended December 31,
	2012	2011	2010
Cost of goods and services	$(17)	$38	$108
Selling and administrative expenses	646	(328)	42

Total	$630	$(290)	$150

In response to the weakening global economy, the Company recorded restructuring charges in 2010 relating primarily to the closure and consolidation and rationalization of facilities. In 2011, it was determined that an idled ST facility would be re-commissioned and used in the manufacturing process. As a result, the exit plan costs were reversed and the plan was abandoned. Additionally, a plan to transfer administrative headquarters of the ET businesses from the United States to Singapore was launched in 2011 and continued into 2012. The plan included a reduction in workforce. These plans are expected to be completed in early 2013. The following table details the Company’s severance and other restructuring accrual activity:

	Severance	Exit	Total
Balance at December 31, 2010	$156	$1,029	$1,185
Restructuring charges	567	(857)	(290)
Payments	(383)	(120)	(503)
Other	2	(52)	(50)

Balance at December 31, 2011	342	—	342
Restructuring charges	616	14	630
Payments	(806)	—	(806)
Other	3	—	3

Balance at December 31, 2012	$155	$14	$169

7.	Stock-Based Compensation

ECT has no separate employee stock-based compensation plan; however, certain employees of ECT participate in Dover’s Equity and Cash Incentive Plan. Under the terms of this plan, officers and certain other employees may be granted stock options or stock settled appreciation rights (“SARs”) at an exercise price equal to the fair market value of Dover stock at the time the awards are granted. All stock options and SARs issued under this plan vest after three years of service and expire at the end of ten years. New common shares are issued by Dover when stock options and SARs are exercised.

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

In 2012, 2011, and 2010 Dover issued SARs covering 20,801, 22,827, and 29,852 shares to ECT employees, respectively. The fair value of each grant was estimated on the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	2012 Grant	2011 Grant	2010 Grant
Risk-free interest rate	1.05%	2.68%	2.77%
Dividend yield	2.03%	1.70%	2.33%
Expected life (years)	5.7	5.8	6.0
Volatility	36.41%	33.56%	31.93%
Option grant price	$65.38	$66.59	$42.88
Fair value of options granted	$18.51	$20.13	$11.66

Stock-based compensation expense totaled $371, $412, and $263 for the years ended December 31, 2012, 2011, and 2010, respectively.

A summary of activity for SARs and stock options for the year ended December 31, 2012 is as follows:

	SARs
	Number of Shares	Weighted Average Exercise Price	Aggregate Instrinic Value	Weighted- Average Remaining Contractual Term (Years)
Outstanding at January 1, 2012	132,175	$42.75
Granted	20,801	65.38
Cancelled	(9,185)	60.97
Exercised	(39,882)	31.79

Outstanding at December 31, 2012 (b)	103,909	$49.88	$1,664	6.7

Exercisable at December 31, 2012	42,413	$40.15	$1,084	4.9

	Stock Options
	Number of Shares	Weighted Average Exercise Price	Aggregate Instrinic Value	Weighted- Average Remaining Contractual Term (Years)
Outstanding at January 1, 2012	25,316	$37.97
Transferred out (a)	(2,800)	35.44
Cancelled	(600)	38.00
Exercised	(5,600)	38.87

Outstanding at December 31, 2012	16,316	$38.09	$451	1.8

Exercisable at December 31, 2012	16,316	$38.09	$451	1.8

(a)	Refers to shares relating to an individual that transferred from ECT to an affiliate of Dover in 2012.
(b)	14,683 of the outstanding, unvested SARs are expected to be forfeit by employees subsequent to the sale of ECT, according to the provisions of the Equity and Cash Incentive Plan.

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

Unrecognized compensation expense at December 31, 2012 was $297, which will be recognized over a weighted average period of 1.7 years. The fair value of SARs which became exercisable during the year ended December 31, 2012 was $313. Cash received by Dover for stock options exercised by ECT employees during 2012 was $218.

8.	Income Taxes

For purposes of these financial statements, income tax expense and deferred tax balances have been recorded as if ECT had historically filed tax returns on a separate return basis in each tax jurisdiction. These statements reflect tax loss and tax credits that may not reflect the tax positions taken by Dover. In many cases tax losses and tax credits generated by ECT have been available for use by Dover. Differences between ECT’s separate company income tax provisions and cash flows attributable to income taxes pursuant to the provisions of Dover’s tax sharing arrangement have been recognized as capital contributions from, or dividends to, Dover.

Income taxes have been based on the following income (loss) before income tax expense:

	For the Years Ended December 31,
	2012	2011	2010
Domestic	$(22,341)	$455	$(1,364)
Foreign	(44,530)	18,736	36,092

Total	$(66,871)	$19,191	$34,728

The following table details the components of the provision for income taxes:

	For the Years Ended December 31,
	2012	2011	2010
Current:
Foreign	3,008	5,024	10,407

Total current	3,008	5,024	10,407

Deferred:
U.S. Federal	461	3,604	3,901
Foreign	(445)	(501)	(1,341)

Total deferred	16	3,103	2,560

Total expense	$3,024	$8,127	$12,967

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

Differences between the effective income tax rate and the U.S. federal income statutory rate are as follows:

	For the Years Ended December 31,
	2012	2011	2010
U.S. Federal income tax rate	35.0%	35.0%	35.0%
Foreign operations tax effect	(1.4)	(10.6)	(10.3)
Goodwill impairment	(40.1)	—	—
Valuation allowance	2.0	17.9	12.6

Effective tax rate	(4.5)%	42.3%	37.3%

The deferred tax assets, related valuation allowances, and deferred tax liabilities in these financial statements have been determined on a basis separate from Dover. The assessment of the need for a valuation allowance requires considerable judgment on the part of management, with respect to benefits that could be realized from future taxable income, as well as other positive and negative factors. Due to a lack of significant positive evidence, a valuation allowance was established on all U.S. and certain foreign losses.

The tax effects of temporary differences that give rise to future deferred tax assets and liabilities are as follows:

	December 31, 2012	December 31, 2011
Deferred Tax Assets:
Accrued compensation	$563	$1,701
Accrued expenses	276	124
Inventory	762	724
Accounts receivable allowance	193	184
Net operating loss and credit carryforwards	59,854	60,115

Total gross deferred tax assets	61,648	62,848
Valuation allowance	(60,311)	(60,428)

Total deferred tax assets	$1,337	$2,420

Deferred Tax Liabilities:
Intangible assets	(58,393)	(58,496)
Plant and equipment	(3)	(966)

Total gross deferred tax liabilities	(58,396)	(59,462)

Net deferred tax liability	$(57,059)	$(57,042)

Classified as follows in the consolidated balance sheets:

Current deferred tax asset	$382	$310
Non-current deferred tax liability	(57,441)	(57,352)

	$(57,059)	$(57,042)

The net operating losses at December 31, 2012 and 2011 are comprised of U.S. losses of $178,697 and $179,260, and foreign losses of $40 and $274, respectively. The U.S. losses at December 31, 2012 begin to expire in 2018. The foreign losses can be carried forward indefinitely.

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

The Company has not provided for U.S. federal income taxes or tax benefits on undistributed earnings of its international subsidiaries because such earnings are permanently reinvested. It is not practicable to estimate the amount of tax net of foreign tax credits that might be payable if such earnings were to be repatriated.

ECT’s unrecognized tax benefits have been determined on a separate return basis. ECT records interest and penalties associated with unrecognized tax benefits as a component of tax expense.

ECT files U.S., state, local, and foreign tax returns. The Company is routinely audited by the tax authorities in these jurisdictions, and a number of audits are currently underway. It is reasonably possible during the next twelve months that uncertain tax positions may be settled, which could result in a decrease in the gross amount of unrecognized tax benefits by a range of zero to $1,959. The Company believes adequate provision has been made for all income tax uncertainties.

The following table is a reconciliation of the beginning and ending balances of ECT’s unrecognized tax benefits:

Additions based on tax positions related to the prior year	369

Unrecognized tax benefits at December 31, 2010	369

Additions based on tax positions related to the prior year	1,959
Additions based on tax positions related to the current year	740
Payments	(369)

Unrecognized tax benefits at December 31, 2011	2,699

Additions based on tax positions related to the current year	—

Unrecognized tax benefits at December 31, 2012	$2,699

Included in the balance of total unrecognized tax benefits at December 31, 2012 and 2011 are potential tax benefits of $2,699 that if recognized would affect the effective tax rate. However, the Company has a significant valuation allowance which would also be impacted by the recognition of these unrecognized tax benefits, producing no impact to the net effective tax rate. ECT had no accrued interest and penalties at December 31, 2012 and December 31, 2011.

9.	Commitments and Contingencies

Lease Commitments

ECT leases certain facilities and equipment under operating leases, some of which contain renewal options. Total rental expense for all operating leases was $4,453, $4,393, and $4,116 for the years ended December 31, 2012, 2011, and 2010, respectively. Contingent rentals under operating leases were not significant.

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

The aggregate future minimum lease payments for operating leases as of December 31, 2012 are as follows:

2013	$4,803
2014	2,790
2015	1,922
2016	1,818
2017	1,724
2018 and thereafter	1,871

Legal Matters

ECT is party to legal proceedings incidental to its operations. These proceedings primarily involve claims by private parties alleging injury arising out of use of ECT’s products, patent infringement, litigation and administrative proceedings involving employment matters and commercial disputes. Management and legal counsel periodically review the probable outcome of such proceedings, the costs and expenses reasonably expected to be incurred, the availability and extent of insurance coverage, and established reserves. While it is not possible at this time to predict the outcome of these legal actions or any need for additional reserves, in the opinion of management, based on these reviews, it is unlikely that the disposition of the lawsuits and the other matters mentioned above will have a material adverse effect on the financial position, results of operations, cash flows or competitive position of ECT.

10.	Related Party Transactions

ECT operates substantially as a stand-alone business and the majority of its operating expenses are reflected directly within its historical financial statements. However, ECT does rely on Dover for certain administrative support relating to information technology, risk management, tax and audit, supply chain, and other functions. Costs for these shared functions have been allocated to ECT on a basis which is considered by Dover and ECT to be a reasonable reflection of the utilization of services provided or the benefit received by ECT during the periods presented. The cost allocations included within the financial statements herein total $970, $1,250, and $1,474 for the years ended December 31, 2012, 2011 and 2010, respectively. The amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had ECT been an entity operated independently of Dover. These expense allocations are presented within selling and administrative expenses in the Combined Statement of Operations and offset within Divisional Equity in the Combined Balance Sheets.

Intercompany Accounts Receivable and Accounts Payable

At December 31, 2012 and 2011, the Company had outstanding accounts receivable balances with Dover and its affiliates totaling $1,004 and $1,450, respectively. Also, the Company had outstanding accounts payable balances with Dover and its affiliates totaling $637 and $789 at December 31, 2012 and 2011, respectively.

Owner’s Equity

In additional to paid in capital and cumulative and retained earnings of ECT, included in Owner’s Equity is Advances due to/from Dover, as well as Notes Receivable from Dover.

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

Advances to (from) Dover, net

Cash generated from ECT’s operations is managed by Dover’s centralized treasury function. As such, cash from ECT’s bank accounts is swept into bank accounts held by subsidiaries of Dover through a cash pooling program. As cash is swept to Dover, an intercompany receivable is established. This receivable, Advance to Dover is included within Owner’s Equity on the Combined Balance Sheets. Certain other intercompany activity, including interest on Notes Payable is also funded through the Advance from Dover account. No interest has been charged or paid on the outstanding balances within the Advance from Dover account.

The balance at December 31 is comprised of the following:

	2012	2011
Cash loaned to Dover through cash pooling program	$314,818	$313,998
Interest expense on Notes Payables to Affiliate	(108,980)	(106,278)
Other, including corporate overhead allocations	(3,196)	(2,661)

	$202,642	$205,059

Notes Payable to Affiliates, net

ECT holds a promissory note payable to a subsidiary of Dover Corporation, which were put in place to fund the business over a defined period of time. Interest on the notes accrues quarterly, at a rate per annum equal to the prime rate of commercial loans with 90-day maturities, and is charged against the Advances from Dover account. The weighted average interest rate on the notes payable to affiliate was 2.7% for the years ended December 31, 2012, 2011, and 2010, respectively. Interest expense under the notes totaled $2,200, $2,608 and $4,385 in 2012, 2011 and 2010, respectively.

The balance at December 31 is comprised of the following:

	2012	2011
Revod Corporation, due December 31, 2016	$81,375	$81,375
Markem-Imaje, SdN BHd (Malaysia) due on demand	762	735

	$82,137	$82,110

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

11.	Segment Information

For management reporting and performance evaluation purposes, the Company categorizes its operating companies into two distinct reportable segments.

Segment financial information and a reconciliation of segment results to consolidated results follows:

	For the Years Ended December 31,
	2012	2011	2010
Revenue:
Electrical Test Group	$96,106	$102,765	$91,902
Semiconductor Test Group	174,357	202,433	232,357
Eliminations	(2,543)	(2,390)	(3,957)

Consolidated total	$267,920	$302,808	$320,302

Earnings from Operations (1):
Electrical Test Group	$6,298	$9,689	$8,500
Semiconductor Test Group	(70,000)	13,444	32,074

Total segments	(63,701)	23,133	40,574
Corporate expense / other, net	970	1,334	1,461
Interest expense, net	2,200	2,608	4,385

(Loss) earnings before income tax	(66,871)	19,191	34,728
Income tax expense	3,024	8,127	12,967

Net (loss) earnings	$(69,895)	$11,064	$21,761

(1)	2012 segment earnings include goodwill impairment of $76,527 for the Semiconductor Test Group.

	For the Years Ended December 31,
	2012	2011	2010
Depreciation and Amortization:
Electrical Test Group	$1,850	$1,835	$5,391
Semiconductor Test Group	6,866	8,108	4,911

Consolidated total	$8,715	$9,943	$10,302

	2012	2011
Total Assets at December 31:
Electrical Test Group	$139,796	$140,756
Semiconductor Test Group	183,168	267,031
Eliminations	(517)	(505)

Consolidated total	$322,447	$407,282

EVERETT CHARLES TECHNOLOGIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, unless otherwise indicated)

	Revenue			Long-Lived Assets
	For the Years Ended December 31,			At December 31,
	2012	2011	2010	2012	2011
United States	$112,782	$118,129	$111,529	$14,197	$13,742
Europe	64,423	68,541	58,576	2,970	2,872
Asia	90,715	116,138	150,197	5,300	5,821

Consolidated total	$267,920	$302,808	$320,302	$22,467	$22,435

Revenue is attributed to regions based on the location of the Company’s customer, which in some instances is an intermediary and not necessarily the end user. Long-lived assets are comprised of net property, plant and equipment.

12.	Subsequent Events

ECT has assessed events occurring subsequent to December 31, 2012 through July 26, 2013, the date the financial statements were available to be issued, for potential recognition and disclosure in the combined financial statements. No events have occurred that would require adjustment to the combined financial statements.

Dover has offered ECT for sale. In the event of such a sale, the recoverability of the carrying values of goodwill and intangibles reflected in these financial statements will be determined by the selling price.